Exhibit 23.2 1 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-267385) and on Form S-8 (No. 333-252122) of Driven Brands Holdings Inc. of our report dated March 1, 2023 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K. /s/ PricewaterhouseCoopers LLP Charlotte, North Carolina March 1, 2023